Exhibit 99.4

PJT Partners
PJT
Project Cipher
COUNTERPROPOSAL
June 14, 2016
Confidential

Confidential
Counterproposal – Key Terms
> The proposal below assumes that 50% of shareholders are Qualifying Shareholders. If the actual percentage differs, the amount of each form of consideration is subject to change.
Qualifying
Shareholder > Qualifying Shareholders receive 5%(1) of reorganized common equity (post-dilution from rights
Common Equity offering but subject to dilution from warrants)
Rights Offering > Up to 5%(1) participation in the Rights Offering available to be backstopped by Qualifying
Allotment to Shareholders
Qualifying – Invested at 25% discount to plan equity value
Shareholders – Includes pro rata share of 6% backstop fee
> Qualifying Shareholders receive warrants for 5.0%(1) of reorganized common equity on a fully-
diluted basis (but subject to dilution from Warrants B) with strike price equal to equity value of par plus accrued interest of the Notes as of the date of the restructuring (“Warrants A”)
Qualifying – Assumed strike price of $697.8 million of equity value ($675 million plus one coupon)
Shareholder
Warrants – Exercisable for 5 years
> Qualifying Shareholders receive warrants for 6.25%(1) of reorganized common equity on a fully-diluted basis with strike price $997 million (“Warrants B”)
– Exercisable for 7 years
Convenience Class > Up to $12 million cash out option for Non-Qualifying Shareholders
Cash Out
Note: Certain other provisions subject to negotiation.
(1) Proposal assumes 50% of shareholders are Qualifying Shareholders. Amount of consideration subject to change if actual Qualifying Shareholder percentage differs. PJT Partners 2

Confidential
Counterproposal – Equity Splits
($ in millions)
RIGHTS OFFERING ASSUMPTIONS
Transaction TEV (Pre-Money) $500
Less: Net Debt(1) (211)
Transaction Equity Value $289
Size $75
Backstop Fee (%) 6.0%
Backstop Fee ($) $5
Illustrative Discount 25.0%
Discounted Equity Value $217
% Equity to New Money 27.2%
PRO FORMA EQUITY OWNERSHIP
Fully Diluted
Post -Rights Offering for Warrants
Illustrative Illustrative
Units % Total Units % Total
Notes Ownership
Existing Notes Recovery 67.8 67.8% 67.8 60.4%
Rights Offering 24.4 24.4% 24.4 21.7%
Backstop Fee 1.5 1.5% 1.5 1.3%
Sub-Total 93.6 93.6% 93.6 83.4%
Qualifying Shareholder Ownership(2)
Qualifying Shareholder Recovery 5.0 5.0% 5.0 4.5%
Rights Offering 1.3 1.3% 1.3 1.1%
Backstop Fee 0.1 0.1% 0.1 0.1%
Sub-Total 6.4 6.4% 6.4 5.7%
Warrants A – – 5.3 4.7%
Warrants B – – 7.0 6.3%
Sub-Total – – 12.3 10.9%
Total 100.0 100.0% 112.3 100.0%
(1) Net Debt adjusted to exclude $25mm of cash assumed to be minimum cash and includes $12 million cash out payment to Non-Qualifying Shareholders. PJT Partners 3